THIRD AMENDMENT TO CREDIT AGREEMENT


     This Third Amendment to Credit Agreement (this "Amendment") is made and entered into as of February 26, 1999 between Avado Brands, Inc. (formerly known as Apple South, Inc.) (the "Borrower") and First Union National Bank (the "Lender").

                              W I T N E S S E T H:

     WHEREAS, the Borrower and the Lender have made and entered into that certain Credit Agreement, dated as of May 8, 1998, as amended (as further amended, modified, supplemented, or restated from time to time, the "Credit Agreement"; capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Credit Agreement);

     WHEREAS, pursuant to the Credit Agreement, the Lender has extended to the Borrower a revolving loan facility in the principal amount of up to $30,000,000;

     WHEREAS, the Borrower wishes to extend the termination date of the revolving loan facility and to amend certain provisions of the Credit Agreement, as set forth herein;

     WHEREAS, the Lender is willing to agree to the foregoing on the terms as set forth herein;

     NOW THEREFORE, for and in consideration of the foregoing and for ten dollars ($10.00) and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1
                              Existing Definitions

     Capitalized terms not otherwise defined herein shall have the meaning or meanings ascribed to them in the Credit Agreement.

                                    ARTICLE 2
                         Amendments to Credit Agreement

     Section 2.1 The definitions of "Note," "Stockholder's Equity," and "Total Funded Debt" in Section 1.1 of the Credit Agreement is hereby amended in its entirety to read in its entirety as follows:

     "Note"  shall mean the renewal  promissory  note,  dated as of February 26,
1999, from the Borrower to the Bank in the original principal amount of $30,000,000, together with all amendments, consolidations, modifications, renewals, and supplements thereto, which note evidences all of the Revolving Loans.

     "Stockholders' Equity" means, at any time, the stockholders' equity of the Borrower and its Consolidated Subsidiaries, as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its consolidated Subsidiaries prepared in accordance with GAAP, but excluding any Redeemable Preferred Stock of the Borrower or any of its Consolidated Subsidiaries. Shareholders' Equity generally would include, but not be limited to (i) the par or stated value of all outstanding Capital Stock, (ii) capital surplus, (iii) retained earnings, and (iv) various deductions such as (A) purchases of treasury stock, (B) valuation allowances, (C) receivables due from an employee stock ownership plan, and (D) employee stock ownership plan debt Guarantees. In determining "Stockholders' Equity," however, the amount of any Equity Forward Contracts, pending settlement, shall be excluded therefrom.

     "Total Funded Debt" shall mean that portion of the total liabilities of the Borrower and its Consolidated Subsidiaries at any date equal to the sum (without duplication) of: (i) all indebtedness for borrowed money at such date (including, for this purpose, indebtedness in respect of any outstanding bankers' acceptances); plus (ii) all Capitalized Lease Obligations outstanding at such date; plus (iii) all debts, liabilities and obligations which are Guaranteed by the Borrower or any Consolidated Subsidiary as of such date; plus
(iv) all debts, liabilities or obligations at such date to any seller incurred to pay the deferred price of property or services having a deferred purchase price of One Million Dollars ($1,000,000) or more, excepting, in any event, trade accounts payable arising in the ordinary course of business and purchase options prior to their exercise; plus (v) all debts, liabilities and obligations outstanding at such date in respect of any Synthetic Leases, excluding therefrom, however, any debts, liabilities or obligations under the DR Holdings Lease up to a maximum thereof of Twenty-Eight Million Dollars ($28,000,000.00), it being understood and agreed that, subject to such limitation, no debts, liabilities or obligations (including any constituting Guaranteed Obligations) under the DR Holding Lease shall be included in the definition of Total Funded Debt. In determining "Total Funded Debt," however, the amount of any Equity Forward Contracts, pending settlement, shall be excluded therefrom.

     Section 2.2 The definition of "Equity Forward  Contract" is hereby added to
Section 1.1 of the Credit Agreement to read in its entirety as follows:

     "Equity Forward Contract" shall mean any contract, whether now or hereafter existing, whereby the Borrower or any of its Consolidated Subsidiaries agrees, directly or indirectly, to purchase Capital Stock of the Borrower on any future date at a fixed price.

     Section 2.3 The reference in Section 2.7.1(i) of the Credit Agreement to "March 1, 1999" is hereby amended to read "May 1, 1999" and all references in the Loan Documents to the "Termination Date" shall be deemed to be references to May 1, 1999.

     Section 2.4 Section 5.4 of the Credit Agreement is hereby amended in its entirety (effective as of January 3, 1999) to read in its entirety as follows:

                   SECTION 5.4. Minimum Stockholders' Equity.

     Stockholders' Equity will at no time be less than the sum of (i) $210,000,000, beginning with the last day of the Fiscal Quarter ended closest to January 4, 1999.

     Section 2.5 Section 5.18(xi) of the Credit Agreement is hereby amended in its entirety to read in its entirety as follows:

     (xi) Other Restaurant Concepts. Make investments in other restaurant concepts, besides "Applebee's," so long as the total amount of all such investments made subsequent to the Closing Date does not exceed Twelve Million Five Hundred Thousand Dollars ($12,500,000).

     Section 2.6 Section 5.18(xiii) of the Credit Agreement is hereby amended in its entirety to read in its entirety as follows:

     (xiii) Other Advances. Make loans or advances to Affiliates, shareholders, directors, officers or employees, in addition to those described in clauses (i) through (xii) hereinabove, in an aggregate amount, as to all such loans and advances at any one time outstanding to all such Persons, not to exceed Twelve Million Dollars ($12,000,000), so long as, and provided that, (A) no Event of Default then exists and (B) each such loan or advance is repaid, in full, not later than two (2) years from the date of its disbursement.

     Section 2.7 The following new Sections 5.23 and 5.24 are hereby added to the Credit Agreement to read in their entirety as follows:

     5.23 Stock Purchases, Etc. The Borrower will not, and will not permit any Consolidated Subsidiary of the Borrower, to purchase any Capital Stock of the

Borrower, whether in a "spot" transaction, pursuant to an Equity Forward Contract or otherwise, except in respect of shares of Capital Stock which are subject to Equity Forward Contracts pending settlements as of December 31, 1998; nor will Borrower enter into, or permit any Consolidated Subsidiary to enter into, any Equity Forward Contract or amend or modify any Equity Forward Contract in effect on December 31, 1998 so as to increase the amount of, or price of, any shares of Capital Stock which are subject to Equity Forward Contracts pending settlement as of December 31, 1998.

     5.24 Prepayment of Senior Debt. The Borrower will not prepay, and will not permit any Consolidated Subsidiary to prepay, the principal amount of any of the Borrower's Senior Notes.

                                    ARTICLE 3
                           Conditions to Effectiveness

     Section 3.1 Effective Date. The amendments to the Credit Agreement set forth in this Amendment shall become effective as of the date first written above, other than Section 2.4, which shall be effective as of January 3, 1999 (the "Effective Date"), after all the conditions set forth in Sections 3.2 through 3.5 shall have been satisfied.

     Section 3.2 Execution of this Amendment. This Amendment shall have been executed and delivered by the Borrower.

     Section 3.3 Amendment of Liquidity Agreement and Master Lease Agreement. Borrower shall have entered into amendments to the Liquidity Agreement and Master Lease Agreement effecting substantially the same changes as are effected to the Credit Agreement by Article 2 hereof, true and correct copies of which shall have been provided to the Lender, and which shall be satisfactory in form, scope and substance to Lender.

     Section 3.4 Wachovia Credit Agreement Reduction. Borrower shall have provided to Lender evidence that the balance of the Wachovia Credit Agreement has been reduced to $1.00 and that Borrower is entitled to no further borrowings thereunder.

     Section 3.5 Compliance with Warranties No Default

     (a) As of the Effective Date, the representations and warranties set forth in the Credit Agreement, as amended by this Amendment, and the representations and warranties set forth in each of the Loan Documents shall be true and correct in all material respects;

     (b) As of the Effective Date, no Default or Event of Default shall have occurred and be continuing;

     (c) Lender shall have received from the Borrower a certificate, dated the Effective Date, certifying matters set forth in subsections (a) and (b) of this
Section 3.5.

                                    ARTICLE 4
                                  Miscellaneous

     Section 4.1 Entire Agreement. This Amendment, together with the Loan Documents, reflects the entire understanding of the parties with respect to the subject matter contained herein, and, other than the Loan Documents, supersedes any prior agreements, whether written or oral.

     Section 4.2 Cross References. References in this Amendment to any article or section are, unless otherwise specified, to such article or section of this Amendment.

     Section 4.3 No Cure or Waiver. This Amendment is not intended to be, and shall not be deemed or construed to be, a satisfaction, novation or release of the Credit Agreement or any of the other Loan Documents.

     Section 4.4 Governing Law. This Amendment shall be construed and enforced in accordance with and governed by all of the provisions of the Uniform Commercial Code of Georgia and by the other internal laws (as opposed to conflicts of law provisions) of the State of Georgia.

     Section 4.5 Costs. Borrower shall pay all costs and expenses of Lender in connection with the preparation, negotiation and documentation of this Amendment and any other documents executed in connection herewith, including all fees and expenses of Lender's counsel. Borrower authorizes Lender to pay any such costs as a Revolving Loan advance if not paid reasonably promptly by Borrower upon receipt of an invoice therefor (notwithstanding any limitation on the minimum size of any such advance).

     Section 4.6 Captions. Titles or captions of articles and sections hereof are for convenience only and neither limit nor amplify the provisions hereof.

     Section 4.7 No Other Changes. Except as expressly amended hereby, all representations, warranties, terms, covenants and conditions of the Credit Agreement and the other Loan Documents shall remain unamended and unwaived and shall continue in full force and effect.

     Section 4.8 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     WITNESS the hand and seal of each of the undersigned as of the date first written above.

                       "Borrower"

                       AVADO BRANDS, INC. (formerly known as APPLE SOUTH, INC.)

                       By:
                       Its authorized officer

                       Attest:
                       Its authorized officer

                                                 [SEAL]

                       "Lender"

                       FIRST UNION NATIONAL BANK

                       By:
                       Its authorized officer